AMENDMENT NO. 1 TO PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT is made as of November 24, 2009 (this “Amendment”) between GRANT THORNTON LIMITED in its capacity as interim receiver and receiver and manager of EGC Holdings Ltd. and not in its personal capacity (“Receiver”), and CENTURY CASINOS EUROPE GMBH (“Purchaser”).

WHEREAS:

A.           Receiver and Purchaser are parties to a Purchase Agreement made as of November 6, 2009 (the “Purchase Agreement”).

B.           Receiver and Purchaser desire to amend the Purchase Agreement as hereinafter set forth.

IN CONSIDERATION of the mutual agreements in this Amendment, Receiver and Purchaser agree as follows:

1.            The first sentence of the last paragraph of Section 19.1 of the Purchase Agreement is hereby amended to read in full as follows:

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax or email, (i) on the day it was transmitted if faxed or emailed on a Business Day between the hours of 9 am and 5 pm (local time for the receiving party) and (ii) otherwise, on the next Business Day after receipt of transmission.

2.           The Purchase Agreement as amended hereby shall continue in full force and effect.

IN WITNESS WHEREOF the parties have executed this Amendment effective as of the day and year first above written notwithstanding the date of execution.

GRANT THORNTON LIMITED in its capacity as interim receiver and receiver and manager of EGC Holdings Ltd., and not in its personal capacity		CENTURY CASINOS EUROPE GMBH
Per:	/s/ Mark Wentzell	Per:	/s/ Larry Hannappel
	Authorized Signatory		Authorized Signatory
	Mark Wentzell		Larry Hannappel
	Name		Name
	Senior Vice President		Authorized Signatory
	Title		Title
	24 November 2009		24 November 2009
	Date of Execution		Date of Execution

Each of the undersigned (i) acknowledges the terms of the foregoing Amendment and (ii) confirms that such party is not released from its obligations under the Purchase Agreement as a result thereof.

FASKEN MARTINEAU DUMOULIN LLP

Per:	/s/ Kibben Jackson
Authorized Signatory
Kibben Jackson
Name
Partner
Title
24 November 2009
Date of Execution

FORTRESS CREDIT CORP., as Agent for Fortress Credit Opportunities I LP and Fortress Credit Funding II LP

By:	/s/ Marc Furstein

Name	Marc Furstein

Title	Chief Operating Officer

Date of Execution	24 November 2009